UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): February 29, 2020

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On February 29, 2020, the Board of Directors (the “Board”) of Vivint Smart Home, Inc. (the “Company”), the indirect parent of APX Group Holdings, Inc., approved a number of cost reduction initiatives that are expected to reduce certain General and Administrative, Customer Service and Sales Support costs. The Company expects to complete the majority of these cost reduction initiatives by the end of the fiscal quarter ending March 31, 2020. In addition to resulting in meaningful cost reductions, the Company’s initiatives are expected to streamline operations, focus engineering and innovation and provide a better focus on driving customer satisfaction.

In connection with these cost reduction initiatives, the Company expects to incur approximately $17 to $21 million in pre-tax restructuring charges, consisting primarily of stock-based compensation expense and approximately $9 to $11 million in severance and termination benefits. Additional charges may be incurred in the future for facility-related or other restructuring activities as the Company continues to align resources to meet the needs of the business.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

On February 29, 2020, the Board of Directors (the “Board”) of the Company appointed Dale R. Gerard as Chief Financial Officer, effective March 2, 2020. The Company also entered into an employment agreement with Mr. Gerard dated as of March 2, 2020.

Mr. Gerard, 49, was appointed as our interim Chief Financial Officer in October 2019. Prior to this, he served as the Company’s Senior Vice President of Finance and Treasurer from September 2014 to October 2019 and Vice President of Finance and Treasurer from January 2013 to September 2014. Previously, he served as the Company’s Treasurer from March 2010 to January 2013. Mr. Gerard holds a B.S. in Accounting and an MBA from Purdue University.

There are no arrangements or understandings between Mr. Gerard and any other persons pursuant to which he was elected to serve as an executive officer and there are no family relationships between Mr. Gerard and any director or executive officer of the Company. Mr. Gerard has no any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements with Executive Officers

Employment Agreements

On March 2, 2020 the Company entered into employment agreements with each of Todd Pedersen, Chief Executive Officer of the Company, and Todd M. Santiago, who was promoted to Chief Revenue Officer of the Company, in each case, effective March 2, 2020, in order to reflect the assignment of each of the Amended and Restated Employment Agreement between Mr. Pedersen and APX dated as of March 4, 2019 (the “Pedersen Employment Agreement”) and the Employment Agreement between Mr. Santiago and APX, dated as of March 8, 2016 (the “Santiago Employment Agreement”) from APX to the Company. In addition, the Santiago Employment Agreement was updated to reflect Mr. Santiago’s current annual base salary of $655,636 and annual target bonus opportunity equal to sixty percent (60%) of Mr. Santiago’s base salary. Except as set forth above, the terms and conditions of the Pedersen Employment Agreement and Santiago Employment Agreement remain unchanged. For a summary of the material terms of each of the Pedersen Employment Agreement and the Santiago Employment Agreement, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Employment Agreements” in Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed on January 27, 2020, which summaries are incorporated herein by reference..

On March 2, 2020, the Company entered into an employment agreement with Mr. Gerard. The principal terms of such agreement are summarized below.

The employment agreement with Mr. Gerard provides for a term ending on March 2, 2021, which extends automatically for additional one-year periods unless either party elects not to extend the term. Under the employment agreement, Mr. Gerard is eligible to receive a minimum base salary, and an annual bonus award with a target amount equal to a percentage of his base salary. Mr. Gerard’s current base salary is $655,636, and he is eligible to earn an annual bonus award with a target amount equal to 60% of his base salary at the end of the performance period. If the employment of Mr. Gerard terminates for any reason, Mr. Gerard is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (3) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”).

If the employment of Mr. Gerard is terminated by the Company without “cause” (as defined below) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), Mr. Gerard is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of the Company and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which Mr. Gerard was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 150% of Mr. Gerard’s then-current base salary plus 150% of the actual bonus Mr. Gerard received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for Mr. Gerard and his dependents, at the levels at which the executive received benefits on the date of termination, for 18 months (the “COBRA payment”).

For purposes of Mr. Gerard’s employment agreement, the term “cause” means the executive’s continued failure to substantially perform his employment duties for a period of 10 days following written notice from the Company; any dishonesty in the performance of the executive’s employment duties that is materially injurious to the Company; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of the restrictive covenants set forth in the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of Mr. Gerard’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

Mr. Gerard is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Mr. Gerard’s employment agreement also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees and customers and affiliates at all times during employment, and for 18 months after any termination of employment.

Equity Modification

As previously announced, pursuant to the terms of that certain Agreement and Plan of Merger, dated September 15, 2019, by and among the Company, Maiden Merger Sub, Inc. and Legacy Vivint Smart Home, Inc. (“Legacy Vivint Smart Home”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 18, 2019 (the “Amendment” and as amended, the “Merger Agreement”), Maiden Merger Sub, Inc. merged with and into Legacy Vivint Smart Home on January 17, 2020 (the “Merger”). The Company previously modified the vesting schedule with respect to certain incentive equity outstanding as of immediately prior to the Merger. On February 29, 2020, the Board approved a further modification (the “Modification”) of the vesting terms of Company restricted Class A common stock and stock appreciation rights awards granted to certain officers and employees of the Company and its subsidiaries, including Messrs. Gerard, Eyring and Santiago, that was outstanding as of the Merger and as of February 29, 2020 (the “Outstanding Equity”).

Prior to the Modification, the Outstanding Equity would vest, subject to the holders’ continued employment on the applicable vesting date (or event):

•	with respect to a portion of the Outstanding Equity, over time (or subject to the achievement of any previous performance criteria, if any); and

•

with respect to a portion of the Outstanding Equity, (i) in equal 25% annual installments on each of the first four anniversaries of the closing date of the Merger or (ii) if earlier, in full upon either (x) a change of control or (y) The Blackstone Group Inc. (“Blackstone”) receiving cash proceeds in respect of its Class A Units of 313 equal to 2.0x Blackstone’s cumulative invested capital in respect of the Class A Units of 313 at such time.

The Modification provides that in addition to the previous vesting terms and conditions, subject to the continued employment of the holder of the Outstanding Equity, on January 17, 2021, all then-outstanding and unvested Outstanding Equity shall become vested.

Except as set forth above, the terms and conditions of the Outstanding Equity remain unchanged.

Equity Awards

On February 29, 2020, the Company approved grants under the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan (the “Plan”) of time-vesting restricted stock units (the “RSUs”) and performance-vesting restricted stock units (the “PSUs”) (each representing the right to receive one share of Class A common stock upon the settlement of each restricted stock unit) to each of Messrs. Pedersen, Gerard and Santiago under the Company’s 2020 Omnibus Incentive Plan, effective as of, and subject to such individual’s continued employment with the Company or its subsidiaries on, the date that the Company has executed and filed an effective registration statement on Form S-8 with the Securities and Exchange Commission in order to register the offer and sale of shares of Class A common stock pursuant to the Plan (such date, the “grant date”). Mr. Pedersen is eligible to be granted 585,366 RSUs and 585,366 PSUs on the grant date, Mr. Gerard is eligible to be granted 342,439 RSUs and 184,390 PSUs on the grant date and Mr. Santiago is eligible to be granted 396,341 RSUs and 213,415 PSUs on the grant date.

The RSUs granted to each of the executives will vest, subject to continued employment on each applicable vesting date, with respect to 25% of the restricted stock units on each of the first four anniversaries of January 17, 2020.

The PSUs have a one-year performance period beginning on January 1, 2020 and ending on December 31, 2020 and vest based upon the Company’s achievement of specified performance goals through fiscal year end 2020 and the passage of time. The PSUs performance goals are based on the Company’s Adjusted EBITDA, Net Cash and Total Subscribers performance. The total number of restricted stock units subject to the PSU awards eligible to vest will be based on the level of achievement of the performance goals and ranges from 0% (if below threshold performance) up to 100% (for target or above target performance). Fifty percent (50%) of such PSUs eligible to vest will vest on the date the compensation committee of the Board (the “committee”) certifies in writing the achievement of the performance metrics (the “determination date”) and the remaining 50% of such PSUs will vest on the first anniversary of the determination date, in each case, subject to continued employment on the applicable vesting date.

For purposes of the PSU awards:

Adjusted EBITDA shall mean, with respect to fiscal year 2020, the Adjusted EBITDA which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for fiscal year 2020 or as otherwise determined by the Audit Committee of the Board;

Net Cash shall mean, with respect to fiscal year 2020, the amount of net cash provided by or used in financing activities for fiscal year 2020, excluding any equity proceeds, taxes paid related to vesting of equity awards, return of capital or re-financing fees, or as otherwise determined by the Audit Committee of the Board; and

Total Subscribers shall mean, with respect to fiscal year 2020, the aggregate number of active smart home and security subscribers at the end of fiscal year 2020, which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for fiscal year 2020 or as otherwise determined by the Audit Committee of the Board.

Departure of Executive Officers

On March 3, 2020, the Company announced that Alex J. Dunn stepped down from his position as President of the Company, effective March 2, 2020. The Company also announced the departure of Matthew J. Eyring from his position as Executive Vice President and General Manager of Inside Sales of the Company to pursue other opportunities, effective March 13, 2020. In connection with the departures, the Company entered into a separation agreement with Mr. Dunn, dated as of March 2, 2020, and expects to enter into a separation agreement with Mr. Eyring. In connection with his departure, Mr. Dunn also resigned as a director and officer of the Company, effective as of March 2, 2020, and from all positions as an employee of the Company, effective as of March 13, 2020, as set forth in his separation agreement.

Separation Agreements with Departing Executive Officers

The Company and Mr. Dunn entered into a Separation Agreement (the “Dunn Separation Agreement”), effective March 2, 2020, and Mr. Dunn is expected to enter into a Release and Waiver of Claims in favor of the Company (the “Dunn Release”) in connection therewith. Pursuant to the Dunn Separation Agreement, Mr. Dunn is entitled to:

•

subject to execution and non-revocation of the Dunn Release and, in respect of items (ii)-(iv) listed below, continued compliance with the Dunn Restrictive Covenants (as defined below), the following payments and benefits to which Mr. Dunn is entitled pursuant to the Amended and Restated Employment Agreement, dated as of March 4, 2019, by and between Mr. Dunn and APX Group, Inc. (“APX”), an indirect subsidiary of the Company (the “Dunn Employment Agreement”), in connection with a termination without “Cause”:

•	(i) a lump sum cash severance payment equal to $143,845.86, in respect of a pro rata portion of Mr. Dunn’s annual target bonus in respect of 2020, payable within 10 days of Mr. Dunn’s departure date;

•	(ii) a lump sum cash payment equal to $2,042,399.64, which is equal to 200% of Mr. Dunn’s base salary, payable within 55 days after Mr. Dunn’s departure date;

•	(iii) a lump sum cash payment equal to $1,456,822, which is equal to 200% of Mr. Dunn’s annual bonus for 2019, payable within 55 days after Mr. Dunn’s departure date; and

(iv) a lump sum cash payment equal to $31,838.00, which is equal to the monthly COBRA costs for providing health and welfare benefits for Mr. Dunn and his dependents for 24 months, payable within 55 days after Mr. Dunn’s departure date.

In addition, subject to (i) Mr. Dunn’s continued compliance with the Dunn Restrictive Covenants and (ii) execution and non-revocation of the Dunn Release, (A) the Company shall pay an amount equal to $168,265.00, on behalf of Mr. Dunn, in respect of the amount required to buy out Mr. Dunn’s leased Company automobile; Mr. Dunn shall be permitted to retain such automobile and (B) 313 Acquisition LLC (“313”) shall cause each of the unvested tracking units in 313 held by an affiliate of Mr. Dunn to become vested as of the effective date of the Dunn Release (such tracking units, the “Accelerated Units”); provided, however that if (x) Mr. Dunn voluntarily terminates the advisory arrangement described below or the Company terminates such advisory arrangement for “cause” or Mr. Dunn fails to perform the advisory services as requested by the Company) or (y) Mr. Dunn breaches the Dunn Restrictive Covenants, the affiliate of Mr. Dunn will forfeit all rights with respect to the Accelerated Units (including any property distributed in respect of such Accelerated Units). The Dunn Separation Agreement provides that, notwithstanding anything to the contrary set forth in the Second Amended and Restated Limited Liability Company Agreement of 313 LLCA (as amended, the “313 LLCA”), (i) on or following January 17, 2021, the affiliate of Mr. Dunn will be able to request, in writing, a redemption of a number of tracking units in respect of 313’s interests in the Class A Common Stock of the Company (the “Company Units”) and a number of tracking units in respect of 313’s interests in the common stock of Vivint Solar, Inc. (the “VSLR Units”) equal to (x) up to 50% of the total number of Company Units and VSLR Units held by the affiliate of Mr. Dunn as of the date of his departure minus (y) the number of Company Units and VSLR Units previously redeemed by 313 and (ii) on or following January 17, 2022, the affiliate of Mr. Dunn may request, in writing, a redemption of any Company Units or VSLR Units then held by such affiliate, in each case in accordance with the terms set forth in the 313 LLCA and upon such request, 313 shall promptly redeem such Company Units and/or VSLR Units in accordance with the terms of the 313 LLCA.

The Dunn Separation Agreement also contains an agreement by Mr. Dunn that he will remain subject to any restrictive covenants between Mr. Dunn and the Company or any of its subsidiaries or affiliates including those set forth in the Dunn Employment Agreement and the Management Subscription Agreement (Incentive Units), dated as of November 16, 2012 between Mr. Dunn and 313 (collectively, the “Dunn Restrictive Covenants”). The Dunn Restrictive Covenants consists of 24-month post-departure (the “restricted period”) non-compete, non-solicitation and non-disparagement provisions and an indefinite confidentiality provision. Mr. Dunn has agreed that the restricted period shall continue for length of the advisory period discussed below and for 24 months thereafter.

Pursuant to the Dunn Separation Agreement, Mr. Dunn also agreed to become an independent advisor to the Company and its subsidiaries and affiliates for a period of 12 months following his departure date, unless terminated earlier, for no additional consideration.

The Company expects to enter into a separation agreement with Mr. Eyring. Provided that Mr. Eyring executes (and does not revoke) a general release of claims in favor of the Company, and in respect of items (ii)-(iv) listed below, continues to comply with the Eyring Restrictive Covenants (as defined below), the Company expects to make the following payments and benefits to which Mr. Eyring is entitled pursuant to the Employment Agreement, dated as of March 8, 2016, by and between Mr. Eyring and APX (the “Eyring Employment Agreement”), in connection with a termination without “Cause”:

•

(i) a lump sum cash severance payment equal to $78,461.36, in respect of a pro rata portion of Mr. Eyring’s annual target bonus in respect of 2020, payable within 10 days of Mr. Eyring’s departure date;

•	(ii) a lump sum cash payment equal to $983,454.00, which is equal to 150% of Mr. Eyring’s base salary, payable within 55 days after Mr. Eyring’s departure date;

•	(iii) a lump sum cash payment equal to $590,072.40, which is equal to 150% of Mr. Eyring’s annual target bonus for 2019, payable within 55 days after Mr. Eyring’s departure date; and

•

(iv) a lump sum cash payment equal to $26,452.00, which is equal to the monthly COBRA costs for providing health and welfare benefits for Mr. Eyring and his dependents for 18 months, payable within 55 days after Mr. Eyring’s departure date.

Further, in connection with the entry into a separation agreement with Mr. Eyring and provided that he executes (and does not revoke) a general release of claims in favor of the Company and continues to comply with Eyring Restrictive Covenants, the Company expects to provide Mr. Eyring with the following additional payments and benefits:

•

fifty percent (50%) of the 237,374 shares of restricted Class A common stock of the Company Mr. Eyring currently holds (including the 25,674 shares of restricted Class A Common Stock of the Company Mr. Eyring received in respect of the Company’s achievement of a portion of the earnout related to the Merger), rounded down to the nearest share, shall vest as of the effective date of such release of claims, subject to forfeiture if Mr. Eyring breaches any of the Eyring Restrictive Covenants (and all other unvested equity held by Mr. Eyring shall be forfeited for no consideration as of the departure date); and

•

An amount equal to $118,998.30 to be paid by the Company, on behalf of Mr. Eyring, in respect of the amount required to buy out Mr. Eyring’s Company-leased automobiles; Mr. Eyring shall be permitted to retain such automobiles.

In order to receive the payments and benefits provided above, the Company will require Mr. Eyring to agree that he will remain subject to any restrictive covenants between Mr. Eyring and the Company or any of its subsidiaries or affiliates including those set forth in the Eyring Employment Agreement and the Management Subscription Agreement (Incentive Units), dated as of July 12, 2013 between Mr. Eyring and 313 (the “Eyring Restrictive Covenants”). The Eyring Restrictive Covenants consists of 18-month post-departure non-compete, non-solicitation and non-disparagement provisions and an indefinite confidentiality provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Shawn J. Lindquist
Name:	Shawn J. Lindquist
Title:	Chief Legal Officer

Date: March 3, 2020